SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 1995

                            ROYCE LABORATORIES, INC.
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              (Exact name of registrant as specified in its charter)

   Florida                        0-15178A                      59-2202295
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(State or other               (Commission File                (IRS Employer
jurisdiction of                   Number)                   Identification No.)
incorporation)

5350 N.W. 165th Street, Miami, Florida                            33014
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         (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code (305) 624-1500

16600 N.W. 54th Avenue, Miami, Florida 33483
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           (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On August 4, 1995, the Company was sued by Bristol-Myers Squibb Company, Inc. and E.R. Squibb & Sons, Inc. (collectively, "Bristol-Myers") for patent infringement relating to Captopril. The suit was brought in the U.S. District Court for the Southern District of Florida (Case No. 95-1682). Bristol-Myers holds the patent for Capoten(Registered trademark). Captopril is the generic version of Capoten(Registered trademark)

         In March 1995, the Company received a tentative approval from the Food and Drug Administration ("FDA") of the Company's abbreviated new drug application ("ANDA") for Captopril. In order to market Captopril, the Company must receive final approval of its ANDA, which will not be granted until the expiration of patent protection for Capoten(Registered trademark) and is subject to the Company remaining is substantial compliance with current good manufacturing practices.

         Under the recently adopted General Agreement on Tariffs and Trade ("GATT") treaty implementing legislation, patent protection for Capoten(Registered trademark) was extended from August 8, 1995 until February 13, 1996. However, on June 26, 1995, the Company asserted in a certification filed with the FDA that under GATT, the Company should have the right to market Captopril after August 8, 1995, subject to the Company's possible obligation to pay "equitable remuneration" to Bristol-Myers during the period between August 8, 1995 and February 13, 1996. This lawsuit was filed by Bristol-Myers in response to the filing of the certification by the Company.

         The suit seeks a declaration that Bristol-Myers' patent for Capoten(Registered trademark) does not expire earlier than February 13, 1996, that the Company is not entitled to market the product under GATT between August 8, 1995 and February 13, 1996 even with the payment of equitable remuneration and that the Company's infringement of this patent is willful and deliberate. It also seeks attorney's fees, costs and such other relief as the case may require and the Court may deem just and proper. Although the Company has not yet marketed Captopril, Bristol-Myers claims that the filing of the certification with the FDA was itself an infringement of the patent. Bristol-Myers has stated that its position is supported by an FDA ruling and a recent judicial opinion of the U.S. Court of Appeals for the Federal Circuit.

        The Company believes that its interpretation of the GATT treaty implementing legislation is accurate. The Company is vigerously contesting this suit. There can be no assurance as to the outcome of the suit.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 18, 1995                           ROYCE LABORATORIES, INC.
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                                                  (Registrant)

                                                  By:   /s/ PATRICK J. McENANY
                                                  -----------------------------
                                                  Patrick J. McEnany, President

                                      -3-